EXHIBIT 10.24
EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of May 1, 2012, by and between First Solar, Inc., a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter, "Employer") and Raffi Garabedian (hereinafter, "Employee").

WITNESSETH:

WHEREAS, Employer and Employee wish to enter into an agreement relating to the employment of Employee by Employer.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree as follows:

ARTICLE I. Employment

1.1 Term; At-Will Nature of Employment. The term of this Agreement (the "Term") shall commence as of May 1, 2012 (the "Start Date") and shall end on the date Employee's employment with Employer terminates for any reason. As of the Start Date, Employer shall employ Employee as a full-time, at-will employee, and Employee shall accept employment with Employer as a full-time, at-will employee. Employer or Employee may terminate this Agreement at any time and for any reason, with or without cause and with or without notice, subject to the provisions of this Agreement.

1.2 Position and Duties of Employee. Employer hereby employs Employee in the initial capacity of Chief Technology Officer for Employer and Employee hereby accepts such position. In this position, Employee initially shall report to Employer's Chief Executive Officer (the "Supervisor"). Employee agrees to diligently and faithfully perform such duties as may from time to time be assigned to Employee by the Supervisor, consistent with Employee’s position with Employer. Employee recognizes the necessity for established policies and procedures pertaining to Employer's business operations, and Employer's right to change, revoke or supplement such policies and procedures at any time, in Employer's sole discretion. Employee agrees to comply with such policies and procedures, including those contained in any manuals or handbooks, as may be amended from time to time in the sole discretion of Employer. Employee initially shall be based in Santa Clara, California but shall be required to travel to such locations as shall be required to fulfill the responsibilities of his position.

1.3 No Salary or Benefits Continuation Beyond Termination. Except as may be required by applicable law or as otherwise specified in this Agreement, or the Change in Control Severance Agreement between Employer and Employee dated as of the date hereof or as may be amended from time to time (the "Change in Control Agreement"), Employer shall not be liable to Employee for any salary or benefits continuation beyond the date of Employee's cessation of employment with Employer.

1.4 Termination of Employment. Employee's employment with Employer shall terminate upon the earliest of: (a) Employee's death; (b) unless waived by Employer, Employee's "Disability'', (which for purposes of this Agreement, shall mean either a physical or mental condition (as determined

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Garabedian Employment Agreement	(rev. 3/28/12)

by a qualified physician mutually agreeable to Employer and Employee) which renders Employee unable, for a period of at least six (6) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer); (c) the termination of Employee's employment by Employer for Cause (as hereinafter defined); (d) Employee's resignation; and (e) the termination of Employee's employment by Employer without Cause. As used herein, "Cause" shall mean Employer's good faith determination of: (i) Employee's dishonest, fraudulent or illegal conduct relating to the business of Employer; (ii) Employee's willful breach or habitual neglect of Employee's duties or obligations in connection with Employee's employment; (iii) Employee's misappropriation of Employer funds; (iv) Employee's conviction of a felony or any other criminal offense involving fraud or dishonesty, whether or not relating to the business of Employer or Employee's employment with Employer; (v) Employee's excessive use of alcohol; (vi) Employee's unlawful use of controlled substances or other addictive behavior; (vii) Employee's unethical business conduct; (viii) Employee's breach of any statutory or common law duty of loyalty to Employer; or (ix) Employee's material breach of this Agreement, Intellectual Property Agreement between Employer and Employee entered into on the date hereof or as may be amended from time to time (the "Intellectual Property Agreement") or the Change in Control Agreement. Upon termination of Employee's employment with Employer for any reason, Employee will promptly return to Employer all materials in any form acquired by Employee as a result of such employment with Employer, and all property of Employer.

1.5 Severance Payments and Vacation Pay.

(a)Vacation Pay in the Event of a Termination of Employment. In the event of the termination of Employee's employment with Employer for any reason, Employee shall be entitled to receive, in addition to the Severance Payments described in Section l.5(b) below, if any, the dollar value of any earned but unused (and unforfeited) vacation. Such dollar value shall be paid to Employee within fifteen (15) days following the date of termination of employment.

(b)Severance Payments in the Case of a Termination Without Cause.

(i)Severance Payments. If Employee's employment is terminated by Employer without Cause, then, subject to (A) the Change in Control Agreement (which shall apply in lieu of this Agreement in the event employment is terminated without Cause following a Change in Control), and (B) Employee's satisfaction of the Release Condition described in Section l.5(b)(ii) below, Employee shall be entitled to continuation of Employee's Base Salary (as defined in Section 2.2) (such salary continuation, the "Severance Payments") for a period of 12 months (which period shall commence on the thirty-sixth (36th) day following the date employment terminates) in accordance with Employer's regular payroll practices and procedures.

(ii)Release Condition. Notwithstanding anything to the contrary herein, no Severance Payments shall be due or made to Employee hereunder unless (i) Employee shall have executed and delivered a general release in favor of Employer and its affiliates, (which release shall be submitted to Employee for his review by the date of Employee's termination of employment (or shortly thereafter), be substantially in the form of the Separation Agreement and Release attached hereto as Exhibit A and otherwise be satisfactory to Employer) and (ii) the Release Effective Date shall have occurred on or before the thirty-sixth (36tli) day following the date employment terminates. The "Release Effective Date" shall be the date the general release becomes effective and irrevocable.

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Garabedian Employment Agreement	(rev. 3/28/12)

(c)Medical Insurance. If Employee's employment is terminated by Employer without Cause, Employer will provide or pay the cost of continuing the medical coverage provided by Employer to Employee and his dependents during his employment at the same or a comparable coverage level, for a period beginning on the date of termination and ending on the earlier of (i) the date that is twelve (12) months following such termination and (ii) the date that Employee is covered under a medical benefits plan of a subsequent employer. Employee agrees to make a timely COBRA election, to the extent requested by Employer, to facilitate Employer's provision of continuation coverage. Except as permitted by Section 409A (as defined below), the continued benefits provided to Employee pursuant to this Section l.5(c) during any calendar year will not affect the continued benefits to be provided to Employee pursuant to this Section l.5(c) in any other calendar year.

(d)Equity Award Vesting. In the event of (A) the termination of Employee's employment with Employer due to Employee's death, (B) the termination of Employee's employment with Employer due to Disability, or (C) the termination of Employee's employment by Employer without Cause, then Employee shall on the date of such termination of employment immediately receive an additional twelve (12) months' vesting credit with respect to the stock options, stock appreciation rights, restricted stock and other equity or equity-based compensation of Employer granted to Employee in the course of his employment with Employer. The shares of Employer underlying any restricted stock units that become vested pursuant to this Section 1.5(d) shall be payable on the vesting date. Any of Employee’s stock options and stock appreciation rights that become vested pursuant to this Section 1.5(d) shall be exercisable immediately upon vesting. Employee will have one (1) year and ninety (90) days after termination of employment without Cause, for Good Reason, death or Disability to exercise any vested stock options or other equity compensation, provided, that, if during such period Employee is under any trading restriction due to a lockup agreement or closed trading window such period shall be tolled during the period of such trading restriction, and provided, further, that in no event shall any stock option or stock appreciation right continue to be exercisable after the original expiration date of such stock option or stock appreciation right.

ARTICLE II. Compensation

2.1 Base Salary. Employee shall be compensated at an annual base salary of $375,000 (the "Base Salary'') while Employee is employed by Employer under this Agreement, subject to such annual increases that Employer may, in its sole discretion, determine to be appropriate. Such Base Salary shall be paid in accordance with Employer's standard policies and shall be subject to applicable tax withholding requirements.

2.3 Annual Bonus Eligibility. Employee shall be eligible to participate in Employer's annual bonus program under which Employee’s target bonus shall equal sixty-five percent (65%) of Employee's Base Salary. Payment of any bonus shall depend upon individual and company performance, all as determined by Employer in its sole discretion and shall be subject to claw back under applicable law. The terms of the annual bonus program shall be developed by Employer and communicated to Employee as soon as practicable after the beginning of each year.

2.4 Benefits; Vacation. Employee shall be eligible to receive all benefits as are available to similarly situated employees of Employer generally, and any other benefits that Employer may, in its sole discretion, elect to grant to Employee from time to time. In addition, Employee shall be entitled to four (4) weeks paid vacation per year, which shall be pro-rated for the first partial year of employment and shall accrue in accordance with Employer's policies applicable to similarly situated employees of Employer.

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Garabedian Employment Agreement	(rev. 3/28/12)

2.5 Reimbursement of Business Expenses. Employee may incur reasonable expenses in the course of employment hereunder for which Employee shall be eligible for reimbursement or advances in accordance with Employer's standard policy therefor.

2.6 Equity Grants. Subject to approval by the Board (or the Compensation Committee of the Board), Employee shall be eligible for future equity grants and other long-term incentives.

ARTICLE III. Absence of Restrictions

3.1 Employee hereby represents and warrants to Employer that Employee has full power, authority and legal right to enter into this Agreement and to carry out all obligations and duties hereunder and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Employee is a party or by which Employee may be bound or affected, including any order, judgment or decree of any court or governmental agency. Employee further represents and warrants to Employer that Employee is free to accept employment with Employer as contemplated herein and that Employee has no prior or other obligations or commitments of any kind to any person, firm, partnership, association, corporation, entity or business organization that would in any way hinder or interfere with Employee's acceptance of, or the full performance of, Employee's duties hereunder.

ARTICLE IV. Miscellaneous

4.1 Withholding. Any payments made under this Agreement shall be subject to applicable federal, state and local tax reporting and withholding requirements.

4.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws. Any judicial action commenced relating in any way to this Agreement including the enforcement, interpretation or performance of this Agreement, shall be commenced and maintained in a court of competent jurisdiction located in Maricopa County, Arizona. In any action to enforce this Agreement, the prevailing party shall be entitled to recover its litigation costs, including its attorneys' fees. The parties hereby waive and relinquish any right to a jury trial and agree that any dispute shall be heard and resolved by a court and without a jury. The parties further agree that the dispute resolution, including any discovery, shall be accelerated and expedited to the extent possible. Each party's agreements in this Section 4.2 are made in consideration of the other party's agreements in this Section 4.2, as well as in other portions of this Agreement.

4.3 No Waiver. The failure of Employer or Employee to insist in any one or more instances upon performance of any terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such terms, covenants or conditions.

4.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by facsimile transmission or by courier or mailed, registered or certified mail, postage prepaid as follows:

First Solar, Inc.

Garabedian Employment Agreement	(rev. 3/28/12)

If to Employer:	First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281
Attention: Corporate Secretary

If to Employee:	To Employee's then current address on file with Employer

Or at such other address or addresses as any such party may have furnished to the other party in writing in a manner provided in this Section 4.4.

4.5 Assignability and Binding Effect. This Agreement is for personal services and is therefore not assignable by Employee. This Agreement may be assigned by Employer to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs, executors and legal representatives. If there shall be a successor to Employer or Employer shall assign this Agreement, then as used in this Agreement, (a) the term "Employer" shall mean Employer as hereinbefore defined and any successor or any permitted assignee, as applicable, to which this Agreement is assigned and (b) the term "Board" shall mean the Board as hereinbefore defined and the board of directors or equivalent governing body of any successor or any permitted assignee, as applicable, to which this Agreement is assigned.

4.6 Entire Agreement. This Agreement, the Change in Control Agreement and the Intellectual Property Agreement set forth the entire agreement between Employer and Employee regarding the terms of Employee's employment and supersede all prior agreements between Employer and Employee covering the terms of Employee's employment, including without limitation, the Prior Agreement. This Agreement may not be amended or modified except in a written instrument signed by Employer and Employee identifying this Agreement and stating the intention to amend or modify it.

4.7 Severability. If it is determined by a court of competent jurisdiction that any of the restrictions or language in this Agreement are for any reason invalid or unenforceable, the parties desire and agree that the court revise any such restrictions or language, including reducing any time or geographic area, so as to render them valid and enforceable to the fullest extent allowed by law. If any restriction or language in this Agreement is for any reason invalid or unenforceable and cannot by law be revised so as to render it valid and enforceable, then the parties desire and agree that the court strike only the invalid and unenforceable language and enforce the balance of this Agreement to the fullest extent allowed by law. Employer and Employee agree that the invalidity or unenforceability of any provision of this Agreement shall not affect the remainder of this Agreement.

4.8 Construction. As used in this Agreement, words such as "herein," "hereinafter," "hereby" and "hereunder," and the words of like import refer to this Agreement, unless the context requires otherwise. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

4.9 Survival. The rights and obligations of the parties under the provisions of this Agreement, including Sections 1.5, this Article IV and Article V, shall survive and remain binding and enforceable, notwithstanding the termination of Employee's employment for any reason, to the

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extent necessary to preserve the intended benefits of such provisions.

ARTICLE V. Section 409A

5.1 In General. It is intended that the provisions of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder as in effect from time to time (collectively, "Section 409A"), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

5.2 No Alienation, Set-offs, Etc. Neither Employee nor any creditor or beneficiary of Employee shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement or under any other plan, policy, arrangement or agreement of or with Employer or any of its affiliates (this Agreement and such other plans, policies, arrangements and agreements, the "Employer Plans") to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of Employee under any Employer Plan may not be reduced by, or offset against, any amount owing by Employee to Employer or any of its affiliates.

5.3 Possible Six-Month Delay. If, at the time of Employee's separation from service (within the meaning of Section 409A), (a) Employee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by Employer from time to time) and (b) Employer shall make a good faith determination that an amount payable under an Employer Plan constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to 1he six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then Employer {or an affiliate thereof, as applicable) shall not pay such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service.

5.4 Treatment of Installments. For purposes of Section 409A, each of the installments of continued Base Salary referred to in Section l.5(b) shal1 be deemed to be a separate payment as permitted under Treas. Reg. Sec. 1.409A-2(b)(2)(iii).

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Garabedian Employment Agreement	(rev. 3/28/12)

IN WITNESS WHEREOF, Employer bas caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYEE:

/s/ Raffi Garabedian
Raffi Garabedian

EMPLOYER:
First Solar, Inc.

By: /s/ Carol Campbell
Name Printed: Carol Campbell
Title: EVP, Human Resources

First Solar, Inc.

Garabedian Employment Agreement	(rev. 3/28/12)

Exhibit A

SEPARATION AGREEMENT AND RELEASE

I.Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge First Solar, Inc., a Delaware corporation, and its present and former officers, directors, executives, agents, employees, affiliated companies, subsidiaries, successors, predecessors and assigns (collectively, the "Released Parties"), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the "Claims"), which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned's employment relationship with the Company, its subsidiaries, predecessors or affiliated entities (collectively, the "Company"), or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort, contract or constitutional law, including but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Equal Pay Act of 1963, as amended 29 U.S.C. §602(d), the Family and Medical Leave Act of 1993 ("FMLA"), as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Genetic Information Nondiscrimination Act, 42 U.S.C. §§ 2000ff; the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Sarbanes-Oxley Act of 2002, as amended (particularly 18 U.S.C. § 1513(e) prohibiting retaliation against whistleblowers), and any other equivalent or similar Federal, state, or local statute; provided, however, that nothing herein shall release the Company (a) from its obligations under that certain Employment Agreement/Change in Control Severance Agreement to which the undersigned is a party and pursuant to which this Separation Agreement and Release is being executed and delivered, (b) from any claims by the undersigned arising out of any director and officer indemnification or insurance obligations in favor of the undersigned, (c) from any director and officer indemnification obligations under the Company's by-laws, and (d) from any claim for benefits under the First Solar, Inc. 401(k) Plan. The undersigned understands that, as a result of executing this Separation Agreement and Release, he/she will not have the right to assert that the Company or any other Released Party unlawfully terminated his/her employment or violated any of his/her rights in connection with his/her employment or otherwise.

The undersigned affirms that he /she has not filed or caused to be filed, and presently is not a party to, any Claim, complaint or action against any Released Party in any forum or form and that he/she knows of no facts which may lead to any Claim, complaint or action being filed against any Released Party in any forum by the undersigned or by any agency, group, or class persons. The undersigned further affirms that he/she has_ been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him/her from the Company and its subsidiaries, except as specifically provided in this Separation Agreement and Release. The undersigned furthermore affirms that he/she has no known workplace injuries or occupational diseases and

Garabedian Sample Release	(rev. 3/28/12)

has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned, the undersigned will request such agency or court to withdraw the matter.

The undersigned further declares and represents that he/she has carefully read and fully understands the terms of this Separation Agreement and Release and that he/she has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this Separation Agreement and Release, that he/she may take up to and including 21 days from receipt of this Separation Agreement and Release, to consider whether to sign this Separation Agreement and Release, that he/she may revoke this Separation Agreement and Release within seven calendar days after signing it by delivering to the Company written notification of revocation, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his/her own free act. [To effect a full and complete general release as described above, the undersigned expressly waives and relinquishes all rights and benefits of Section 1542 of the Civil Code of the State of California, and the undersigned does so understanding and acknowledging the significance and consequence of specifically waiving Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Thus, notwithstanding the provisions of Section 1542, and to implement a full and complete release and discharge of the Released Parties, the undersigned expressly acknowledges this Separation Agreement and Release is intended to include in its effect, without limitation, all Claims the undersigned does not know or suspect to exist in the undersigned's favor at the time of signing this Separation Agreement and Release, and that this Separation Agreement and
Release contemplates the extinguishment of any such Claim or Claims.] 1

1 Only include for employees who were employed by the Company or its subsidiaries in California.

II.Protected Rights. The Company and the undersigned agree that nothing in this Separation Agreement and Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission ("EEOC") or to exercise any other right that cannot be waived under applicable law. The undersigned is releasing, however, his/her right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his/her behalf. Further, should the EEOC or any other agency obtain monetary relief on his/her behalf, the undersigned assigns to the Company all rights to such relief.

III.Equitable Remedies. The undersigned acknowledges that a violation by the undersigned of any of the covenants contained in this Separation Agreement and Release would cause irreparable damage to the Company in an amount that would be-material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the undersigned agrees that, notwithstanding any provision of this

Garabedian Sample Release	2	(rev. 3/28/12)

Separation Agreement and Release to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Separation Agreement and Release in addition to any other legal or equitable remedies it may have.

IV.Return of Property. The undersigned shall return to the Company on or before DATE, all property of the Company in the undersigned's possession or subject to the undersigned's control, including without limitation any laptop computers, keys, credit cards, cellular telephones and files. The undersigned represents that he/she has not, and shall not, alter any of the Company's records or computer files in any way after DATE.

V.Severability. If any term or provision of this Separation Agreement and Release is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Separation Agreement and Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Separation Agreement and Release is not affected in any manner materially adverse to any party.

VI.GOVERNING LAW. THIS SEPARATION AGREEMENT AND RELEASE SHALL BE DEEMED TO BE MADE IN THE STATE OF DELAWARE, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS SEPARATION AGREEMENT AND RELEASE IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Effective on the eighth calendar day following the date set forth below.

FIRST SOLAR, INC.	EMPLOYEE

Raffi Garabedian
Date:

Garabedian Sample Release	3	(rev. 3/28/12)

CHANGE IN CONTROL SEVERANCE AGREEMENT

This CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement"), dated as of May 1, 2012, between First Solar, Inc., a Delaware corporation (the "Company''), and Raffi Garabedian (the "Executive").

RECITALS:

WHEREAS the Executive is a skilled and dedicated employee of the Company who has important management responsibilities and talents that benefit the Company;

WHEREAS the Board of Directors of the Company (the "Board") considers it essential to the best interests of the Company and its stockholders to assure that the Company and its Subsidiaries (as defined below) will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below); and

WHEREAS the Board believes that it is imperative to diminish the distraction of the Executive inherently present by the uncertainties and risks created by the circumstances surrounding a Change in Control, and to ensure the Executive's full attention to the Company and its Subsidiaries during any such period of uncertainty.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)"Accrued Rights" shall have the meaning set forth in Section 4(a)(iv).

(b)"Affiliate(s)" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(c)"Annual Base Salary" shall mean the greater of the Executive's annual rate of base salary in effect (i) immediately prior to the Change in Control Date and (ii) immediately prior to the Termination Date.

(d)"Annual Bonus" shall mean the target annual cash bonus the Executive is eligible to earn (assuming one hundred percent (100%) fulfillment of all elements of the formula under which such bonus would have been calculated) for the year in which the Termination Date occurs.

(e)"Bonus Amount" means, as of the Termination Date, the greater of (i) the Annual Bonus and (ii) the average of the annual cash bonuses payable to the Executive in respect of the three (3) calendar years immediately preceding the calendar year that includes the Termination Date or, if the Executive has not been employed for three (3) full calendar years preceding the calendar year that includes the Termination Date, the average of the annual cash bonuses payable to the Executive for the number of full calendar years prior to the Termination Date that he has been employed.

(f)"Cause" means the occurrence of any one of the following: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, (A) a misdemeanor involving moral turpitude or misappropriation of the assets of the Company or a Subsidiary or (B) any felony (or the equivalent of such a misdemeanor or felony in a jurisdiction outside of the United States); (ii) the Executive commits one or more

First Solar, Inc.

acts or omissions constituting gross negligence, fraud or other gross misconduct that the Company reasonably and in good faith determines has a materially detrimental effect on the Company; (iii) the Executive continually arid willfully fails, for at least fourteen (14) days following written notice from the Company, to perform substantially the Executive's employment duties (other than as a result of incapacity due to physical or mental illness or after delivery by the Executive of a Notice of Termination for Good Reason); or (iv) the Executive commits a gross violation of any of the Company's material policies (including the Company's Code of Business Conduct and Ethics, as in effect from time to time) that the Company reasonably and in good faith determines is materially detrimental to the best interests of the Company. The termination of employment of the Executive for Cause shall not be effective unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (i), (ii), (iii) or (iv) above and specifying the particulars thereof in detail.

(g)"Change in Control" means the occurrence of any of the following:

(i) individuals who, as of the Effective Date, were members of the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose appointment or election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such _individual whose assumption of office after the Effective Date occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is used in Section 13(d) of the Exchange Act) (each, a "Person") other than the Board or any Specified Shareholder;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (1) the Company or (2) any of its Subsidiaries, but in the case of this clause (2) only if Company Voting Securities (as defined below) are issued or issuable in connection with . such ' transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the events referred to in clause (A) or (B) being hereinafter referred to as a "Reorganization"), unless, immediately following such Reorganization, (x) all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act) of shares of the Company's common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, the "Company Voting Securities") beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Entity") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (y) no Person (excluding (i) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (ii) any Specified Shareholder) beneficially owns·, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (z) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

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(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in Section 1(g)(ii) that does not otherwise constitute a Change in Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than the greater of (A) twenty percent (20%) and (B) the percentage of the combined voting power of the Company Voting Securities beneficially owned directly or indirectly by all the Specified Shareholders at such time; provided, however, that for purposes of this Section l(g)(iv) only (and not for purposes of Sections l(g)(i) through (iii)), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any Subsidiary, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities and (4) any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of Section l(g)(ii).

(h)"Change in Control Date" means the date on which a Change in Control

(i)"COBRA" shall have the meaning set forth in Section 4(a)(iii).

(j)"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder as in effect from time to time.

(k)"Company Voting Securities" shall have the meaning set forth in Section 1(g)(ii).

(l)"Continuing Entity'' shall have the meaning set forth in Section l(g)(ii).

(m)"Disability'' shall have the meaning set forth in Section 4(b)(ii).

(n)"Effective Date" shall have the meaning set forth in Section 2.

(o)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder as in effect from time to time.
(p)"Executive Tax Year" shall have the meaning set forth in Section 4(a)(iii).

(q)"Good Reason" means, without the Executive's express written consent, the occurrence of any one or more of the following:

(i) any material reduction in the authority, duties or responsibilities held by the Executive immediately prior to the Change in Control Date;

(ii) any material reduction in the annual base salary or annual incentive opportunity of the Executive as in effect immediately prior to the Change in Control Date;

(iii) any change of the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the Change in Control Date;

(iv) any failure of the Company to pay the Executive any compensation when due;

(v) delivery by the Company or any Subsidiary of a written notice to the Executive of the intent to terminate the Executive's employment for any reason, other than Cause, death or Disability,

First Solar, Inc.

in each case in accordance with this Agreement, regardless of whether such termination is intended to become effective during or after the Protection Period; or

(vi) any failure by the Company to comply with and satisfy the requirements of Section 9(c).

The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. A termination of employment by the Executive for Good Reason for purposes of this Agreement shall be effectuated by giving the Company written notice (''Notice of Termination for Good Reason") of the termination setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of this Agreement on which the Executive relied, provided that such notice must be delivered to the Company no later than ninety (90) days after the occurrence of the event or events constituting Good Reason and the Company must be provided with at least thirty (30) days following the delivery of such Notice of Termination for Good Reason to cure such event or events. If such event or events are cured during such period, then the Executive will not be permitted to terminate employment for Good Reason as the result of such event or events. If the Company does not cure such event or events in such period, the termination of employment by the Executive for Good Reason shall be effective on the thirtieth (30th) day following the date when the Notice of Termination for Good Reason is given, unless the Company elects to treat such termination as effective as of an earlier date; provided, however, that so long as an event that constitutes Good Reason occurs during the Protection Period and the Executive delivers the Notice of Termination for Good Reason within ninety (90) days following the occurrence of such event, the Company is provided with at least thirty (30) days following the delivery of such Notice of Termination for Good Reason to cure such event, and the Executive terminates his employment as of the thirtieth (30th) day following the date when the Notice of Termination for Good Reason is given (or as of an earlier date chosen by the Company), then for purposes of the payments, benefits and other entitlements set forth herein, the termination of the Executive's employment pursuant thereto shall be deemed to occur during the Protection Period.

(r)"Incumbent Directors" shall have the meaning set forth in Section l(g)(i).

(s)''Notice of Termination for Good Reason" shall have the meaning set forth in Section 1(q).

(t)"Person" shall have the meaning set forth in Section l (g)(i).

(u)"Protection Period" means the period commencing on the Change in Control Date and ending on the second anniversary thereof.

(v)"Qualifying Termination" means any termination of the Executive's employment (i) by the Company, other than for Cause, death or Disability, that is effective (or with respect to which the Executive is given written notice) during the Protection Period, (ii) by the Executive for Good Reason during the Protection Period or (iii) by the Company that is effective prior to the Change in Control Date, other than for Cause, death or Disability, at the request or direction of a third party who took action that caused, or is involved in or a party to, a Change in Control.

(w)"Release" shall have the meaning set forth in Section 4(a)(vi).

(x)"Release Effective Date" shall mean the date the Release becomes effective and irrevocable.

(y)"Reorganization" shall have the meaning set forth in Section 1(g)(ii).

(z)"Specified Shareholder'' shall mean any of (i) the Estate of John T. Walton and its beneficiaries, (ii) JCL Holdings, LLC and its beneficiaries, (iii) Michael J. Ahearn and any of his immediate

First Solar, Inc.

family, (iv) any Person directly or indirectly controlled by any of the foregoing and (v) any trust for the direct or indirect benefit of any of the foregoing.

(aa)"Subsidiary'' means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of stock.

(bb)    "Successor" shall have the meaning set forth in Section 9(c).

(cc)    ''Termination Date" means the date on which the termination of the Executive's employment, in accordance with the terms of this Agreement, is effective, provided that in the event of a Qualifying Termination described in clause (iii) of the definition thereof, the Termination Date shall be deemed to be the Change in Control Date.

SECTION 2. Effectiveness and Term. This Agreement shall become effective as of the date hereof (the "Effective Date") and shall remain in effect until the third (3rd) anniversary of the Effective Date, except that, beginning on the second anniversary of the Effective Date and on each anniversary thereafter, the term of this Agreement shall be automatically extended for an additional one-year period, unless the Company or the Executive provides the other party with sixty (60) days' prior written notice before the applicable anniversary that the term of this Agreement shall not be so extended. Notwithstanding the foregoing, in the event of a Change in Control during the term of this Agreement (whether the original term or the term as extended), this Agreement shall not thereafter terminate, and the term hereof shall be extended, until the Company and its Subsidiaries have performed all their obligations hereunder with no future performance being possible; provided, however, that this Agreement shall only be effective with respect to the first Change in Control that occurs during the term of this Agreement.

SECTION 3. Impact of a Change in Control on Equity Compensation Awards. Effective as of the Change in Control Date, notwithstanding any provision to the contrary, other than any such provision that expressly provides that this Section 3 of this Agreement does not apply (which provision shall be given full force and effect), in any of the Company's equity based, equity-related or other long-term incentive compensation plans, practices, policies and programs (including the Company's 2010 Omnibus Incentive Compensation Plan) or any award agreements thereunder, (a) all outstanding stock options, stock appreciation rights and similar rights and awards then held by the Executive that are unexercisable or otherwise unvested shall automatically become fully vested and immediately exercisable, as the case may be, (b) all outstanding equity-based, equity-related and other long-term incentive awards then held by the Executive that are subject to performance-based vesting criteria shall automatically become fully vested and earned at a deemed performance level equal to the maximum performance level with respect to such awards and (c) all other outstanding equity-based, equity-related and long-term incentive awards, to the extent not covered by the foregoing clause (a) or (b), then held by the Executive that are unvested or subject to restrictions or forfeiture shall automatically become fully vested and all restrictions and forfeiture provisions related thereto shall lapse.

SECTION 4. Termination of Employment.

(a)Qualifying Termination.    In the event of a Qualifying Termination, the Executive shall be entitled, subject to Section 4(a)(vi), to the following payments and benefits:

(i) Severance Pay. The Company shall pay the Executive, in a lump-sum cash payment on tenth (10th) business day after the Release Effective Date, an amount equal to two (2) times the sum of (A) the Executive's Annual Base Salary (which, as defined, is determined without regard to any reduction giving rise to Good Reason) and (B) the Bonus Amount; provided, however, that such amount shall be paid in lieu of, and the Executive hereby waives the right to receive, any other cash severance payment the Executive is otherwise eligible to receive upon termination of employment under any severance plan, practice, policy or program of the Company or any Subsidiary or under any agreement between the Company and the Executive and, in the event of a Qualifying Termination described in clause (iii) of the definition thereof, the severance payment payable pursuant to this Section 4(a)(i) shall be reduced by the amount of any other such severance

First Solar, Inc.

payments previously paid to the Executive.

(ii) Prorated Annual Bonus. The Company shall pay the Executive, in a lump-sum cash payment on the tenth (10th) business day after Release Effective Date, an amount equal to the product of (A) the Executive's Annual Bonus and (B) a fraction, the numerator of which is the number of days in the Company's fiscal year containing the Termination Date that the Executive was employed by the Company or any Affiliate, and the denominator of which is three hundred sixty-five (365).

(iii) Continued Welfare Benefits. The Company shall, at its option, either (A) continue to provide medical, life insurance, accident insurance and disability benefits to the Executive and the Executive's spouse and dependents at least equal to the benefits provided by the Company and its Subsidiaries generally to other active peer executives of the Company and its Subsidiaries, or (B) pay Executive the cost of obtaining equivalent coverage, in the case of each of clauses (A) and (B), for a period of time commencing on the Termination Date and ending on the date that is eighteen (18) months after the Termination Date; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. Any provision of benefits pursuant to this Section 4(a)(iii) in one (1) tax year of the Executive (the "Executive Tax Year") shall not affect the amount of such benefits to be provided in any other Executive Tax Year. The right to such benefits shall not be subject to liquidation or exchange for any other benefit. Executive agrees to make (and to cause his dependents to make) a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to the extent requested by Employer, to facilitate Employer's provision of continuation coverage.

(iv) Accrued Rights. The Executive shall be entitled to (A) payments of any unpaid salary, bonuses or other amounts earned or accrued through the Termination Date and reimbursement of any unreimbursed business expenses incurred through the Termination Date, (B) any payments explicitly set forth in any other benefit plans, practices, policies and programs in which the Executive participates, and (C) any payments the Company is or becomes obligated to make pursuant to Sections 6 and 11 (the rights to such payments, the "Accrued Rights"). The Accrued Rights payable pursuant to Section 4(a)(iv)(A) and Section 4(a)(iv)(B) shall be payable on their respective otherwise scheduled payment dates, provided that any amounts payable in respect of accrued but unused vacation shall be paid in a lump sum within 15 days following the Termination Date. The Accrued Rights payable pursuant to Section 4(a)(iv)(C) shall be payable at the times set forth in the applicable Section hereof.

(v) Outplacement. The Company shall reimburse the Executive for individual outplacement services to be provided by a firm of the Executive's choice or, at the Executive's election, provide the Executive with the use of office space, office supplies, and secretarial assistance satisfactory to the Executive. The aggregate expenditures of the Company pursuant to this paragraph shall not exceed Twenty Thousand Dollars ($20,000). Notwithstanding anything to the contrary in this Agreement, the outplacement benefits under this Section 4(a)(v) shall be provided to the Executive for no longer than the one-year period following the Termination Date, and the amount 'of any outplacement benefits or office space, office supplies and secretarial assistance provided to the Executive in any Executive Tax Year shall not affect the amount of any such outplacement benefits or office space, office supplies and secretarial assistance provided to the Executive in any other Executive Tax Year.

(vi) Release of Claims. Notwithstanding any provision of this Agreement to the contrary, unless on or prior to the tenth (10th) business day prior to March 15 of the year following the year in which the Termination Date occurs, the Executive has executed and delivered a Separation Agreement and Release (the "Release") substantially in the form of Exhibit A to the employment agreement between the Executive and the Company and the Release Effective Date shall have occurred, (A) no payments shall be paid or made available to the Executive under Section 4(a)(i) or 4(a)(ii), (B) the Company shall be relieved o.f all obligations to provide or make available any further benefits to the Executive pursuant to Section 4(a)(iii) and 4(a)(v) and (C) the Executive shall be required to repay the Company, in cash, within five business

First Solar, Inc.

days after written demand is made therefor by the Company, an amount equal to the value of any benefits received by the Executive pursuant to Section 4(a)(iii) and 4(a)(v) prior to such date.

(b)Termination on Account of Death or Disability; Non-Qualifying Termination.

(i) In the event of any termination of Executive's employment other than a Qualifying Termination, the Executive shall not be entitled to any additional payments or benefits from the Company under this Agreement, other than payments or benefits with respect to·the Accrued Rights.

(ii) For purposes of this Agreement, the Executive shall be deemed to have a "Disability" in the event of the Executive's absence for a period of 180 consecutive business days as a result of incapacity due to a physical or mental condition, illness or injury that is determined to be total and permanent by a physician mutually acceptable to the Company and the Executive or the Executive's legal representative (such acceptance .not to be unreasonably withheld) after such physician has completed an examination of the Executive. The Executive agrees to make himself available for such examination upon the reasonable request of the Company, and the Company shall be responsible for the cost of such examination.

SECTION 5. Section 409A.

(a)It is intended that the provisions of this Agreement comply with Section 409A of the Code, as amended, and the regulations thereunder as in effect from time to time (collectively, "Section 409A"), and all provisions of this Agreement shall be construed and interpreted either to (i) exempt any compensation from the application of Section 409A, or (ii) comply with the requirements for avoiding taxes or penalties under Section 409A.

(b)Neither the Executive nor any creditor or beneficiary of the Executive shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement or under any other plan, policy, arrangement or agreement of or with the Company or any 9f its Affiliates (this Agreement and such other plans, policies, arrangements and agreements, the "Company Plans") to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of the Executive under any Company Plan may not be reduced by, or offset against, any amount owing by the Executive to the Company or any of its Affiliates.

(c)If, at the time of the Executive's separation from service (within the meaning of Section 409A), (i) the Executive shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable under a Company Plan constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A, then the Company (or an Affiliate thereof, applicable) shall not pay such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay .it, without interest, on the first day of the seventh month following such separation from service.

SECTION 6. No Mitigation or Offset; Enforcement of this Agreement.

(a)The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as otherwise expressly provided for in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

First Solar, Inc.

(b)The Company shall reimburse, upon the Executive's demand, any and all reasonable legal fees and expenses that the Executive may incur in good faith prior to the second anniversary of the expiration of the term of this Agreement as a result of any contest, dispute or proceeding (regardless of whether formal legal proceedings are ever commenced and regardless of the outcome thereof and including all stages of any contest, dispute or proceeding) by the Company, the Executive or any other Person with respect to the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment owed pursuant to this Agreement), and shall indemnify and hold the Executive harmless, on an after tax basis, for any tax (including any excise tax) imposed on the Executive as a result of payment by the Company of such legal fees and expenses. Notwithstanding anything to the contrary in this Agreement, (i) any reimbursement for any fees and expenses under this Section 6 shall be made promptly and no later than the end of the Executive Tax Year following the Executive Tax Year in which the fees or expenses are incurred, (ii) the amount of fees and expenses eligible for reimbursement under this Section 6 during any Executive Tax Year shall not affect the fees and expenses eligible for reimbursement in another Executive Tax Year, (iii) no right to reimbursement under this Section 6 shall be subject to liquidation or exchange for any other payment or benefit, and (iv) no tax gross up payments shall be made by the Company under this Section 6 after the end of the Executive Tax Year following the Executive Tax Year in which the related taxes are remitted.

SECTION 7. Non-Exclusivity of Rights. Except as specifically provided in Section 4(a)(i), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, practice, policy or program provided by the Company or a Subsidiary for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect any rights the Executive may have under any contract or agreement with the Company or a Subsidiary. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any incentive compensation (including any equity award agreement), deferred compensation, retirement, pension or other plan, practice, policy or program of, or any contract or agreement with, the Company or a Subsidiary shall be payable in accordance with the terms of each such plan, practice, policy, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

SECTION 8. Withholding. The Company may deduct and withhold from any amounts payable under this Agreement such Federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

SECTION 9. Assignment.

(a)This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution, and any assignment in violation of this Agreement shall be void.

(b)Notwithstanding the foregoing Section 9(a), this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, should there be no such designee, to the Executive's estate.

(c)The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company (a "Successor") to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. If there shall be a Successor, (i) the term "Company" shall mean the Company as hereinbefore defined and any Successor and any permitted assignee to which this Agreement is assigned and (ii) the term "Board" shall mean the Board as hereinbefore defined and the board of directors or equivalent governing body of any Successor and any

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permitted assignee to which this Agreement is assigned.

SECTION 10. Dispute Resolution.

(a)Except as otherwise specifically provided herein, the Executive and the Company each hereby irrevocably submit to the exclusive jurisdiction of the United States District Court of Delaware (or, if subject matter jurisdiction in that court is not available, in any state court located within the city of Wilmington, Delaware) over any dispute arising out of or relating to this Agreement. Except as otherwise specifically provided in this Agreement, the parties undertake not to commence any suit, action or proceeding arising out of or relating to this Agreement in a forum other than a forum described in this Section 1O(a); provided, however, that nothing herein shall preclude the Company or the Executive from bringing any suit, action or proceeding in any other court for the purposes of enforcing the provisions of this Section 10 or enforcing any judgment obtained by the Company or the Executive.

(b)The agreement of the parties to the forum described in Section lO(a) is independent of the law that may be applied in any suit, action or proceeding and the parties agree to such forum even if such forum may under applicable law choose to apply non-forum law. The parties hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an applicable court described in Section lO(a), and the parties agree that they shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any suit, action or proceeding brought in any applicable court described in Section l O(a) shall be conclusive and binding upon the parties and may be enforced in any other jurisdiction.

(c)The parties hereto irrevocably consent to the service of any and all process in any suit, action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at such party's address specified in Section 17.

(d)Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 10(d).

SECTION 11. Default in Payment. Any payment not made within ten (10) business days after it is due in accordance with this Agreement shall thereafter bear interest, compounded annually, at the prime rate in effect from time to time at Citibank, N.A., or any successor thereto. Such interest shall be payable at the same time as the corresponding payment is payable.

SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN THE STATE OF DELAWARE, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13. Amendment; No Waiver. No provision of this Agreement may be amended, modified, waived or discharged except by a written document signed by the Executive and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Except as provided in Section 1(q), no failure or delay by either party in exercising any right or power hereunder will operate as

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a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

SECTION 14. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

SECTION 16. Survival. The rights and obligations of the parties under the provisions of this Agreement, including Sections 6, 10, 11 and 12, shall survive and remain binding and enforceable, notwithstanding the expiration of the Protection Period or the term of this Agreement, the termination of the Executive's employment with the Company for any reason or any settlement of the financial rights and obligations arising from the Executive's employment, to the extent necessary to preserve the intended benefits of such provisions.

SECTION 17. Notices. All notices or other communications required or permitted by this Agreement will be made in writing and all such notices or communications will be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:    First Solar, Inc.
350 West Washington Street Suite 600
Tempe, AZ 85281
Attention: Corporate Secretary

If to the Executive:    To the Executive's then current address on file with the Company or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 18. Headings and References. The headings of this Agreement are inserted for convenience only and neither constitute a part of this Agreement nor affect in any way the meaning or interpretation of this Agreement. When a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 20. Interpretation. For purposes of this Agreement, the words "include" and

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"including", and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words "without limitation". The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if".

SECTION 21. Time of the Essence. The parties hereto acknowledge and agree that time is of the essence in the performance of the obligations of this Agreement and that the parties shall strictly adhere to any timelines herein.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

FIRST SOLAR, INC.,

By:

/s/ Carol Campbell
Name: Carol Campbell
Title: EVP, Human Resources

EXECUTIVE:

/s/ Raffi Garabedian
Raffi Garabedian

First Solar, Inc.

Amendment to Change in Control Severance Agreement

This Amendment is effective as of August 1, 2013 by and between First Solar, Inc., a Delaware corporation (the “Company”) and Raffi Garabedian (the “Executive”).

WHEREAS, the Company and the Executive are party to a Change in Control Severance Agreement dated as of May 1, 2012 (the “CIC Agreement”) and desire to amend certain provisions of the CIC Agreement comply with, and avoid penalties under, Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“Section 409A”);

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, the Company and the Executive hereby agree that the CIC Agreement is amended as provided herein.

1.
Notwithstanding the definition of “Change in Control” provided in the CIC Agreement, the occurrence of any of the events specified in such definition shall only constitute a “Change in Control” for purposes of the CIC Agreement if such event constitutes, as applicable, a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

2.
Notwithstanding Section 4(a)(i) and 4(a)(iii) of the CIC Agreement, in the event of a Qualifying Termination described in clause (iii) of the definition thereof (i.e., certain terminations without Cause prior to a Change in Control), (A) the severance payment described in Section 4(a)(i) of the CIC Agreement shall be reduced by the aggregate amount of any Severance Payments (within the meaning of the Employment Agreement) paid or payable to the Executive pursuant to the Employment Agreement (for the avoidance of doubt, nothing herein or in the CIC Agreement shall waive or alter the payment terms of any Severance Payments payable pursuant to the Employment Agreement) and (B) the 18-month period described in Section 4(a)(iii) shall be reduced by the period of time that the Executive receives any benefits pursuant to Section 1.5(c) of the Employment Agreement.

3.
To the extent required by Section 409A, any payment or benefit pursuant to the CIC Agreement that would be considered deferred compensation subject to, and not exempt from, Section 409A, payable or provided upon a termination of the Executive’s employment shall only be paid or provided to the Executive upon the Executive’s separation from service (within the meaning of Section 409A).

4.	Except as provided above, the CIC Agreement shall remain in full force and effect.

First Solar, Inc.

Garabedian Employment Agreement	(rev. 3/28/12)

August 1, 2013    FIRST SOLAR, INC.

by
/s/ Carol Campbell
Name: Carol Campbell
Title: EVP, Human Resources

/s/ Raffi Garabedian
Raffi Garabedian